                                                                     EXHIBIT 4.3


                          FIFTH SUPPLEMENTAL INDENTURE


         FIFTH SUPPLEMENTAL INDENTURE (the "Fifth Supplemental Indenture"), dated and effective as of February 1, 2003, is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors"), Parker Tools, LLC, an Oklahoma limited liability company, and a wholly-owned indirectly by the Company ("Parker Tools"), Quail USA, LLC, an Oklahoma limited liability company and a wholly-owned indirectly by the Company ("Quail USA"), Parker USA Resources, LLC, an Oklahoma limited liability partnership and wholly-owned indirectly by the Company ("Parker USA Resources"), Parker Management Resources, L.P., an Oklahoma limited partnership and wholly owned indirectly by the Company ("Parker Management Resources"), Parker Offshore Resources, L.P., an Oklahoma limited partnership and wholly-owned indirectly by the Company ("Parker Offshore Resources") and Quail Tools, L.P., an Oklahoma limited partnership and wholly-owned indirectly by the Company ("Quail L.P.", together with Parker Tools, Quail USA, Parker USA Resources, Parker Management Resources, and Parker Offshore Resources", the "New Guarantors"), and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

               RECITALS OF THE COMPANY, THE SUBSIDIARY GUARANTORS
                             AND THE NEW GUARANTORS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998, by and among the Company, the Subsidiary Guarantors and the Trustee (the "1998 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 9 3/4% Senior Notes due 2006, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company ("Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 1998 Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 1998 Indenture (x) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in
Section 10.02 of the 1998 Indenture or (y) to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.04 of the 1998 Indenture and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained in the 1998 Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor;

         WHEREAS, the Company and certain Restricted Subsidiaries, including the New Guarantors, have determined that considerable operating and financial efficiencies can be achieved by reorganizing the legal status of said Restricted Subsidiaries, restructuring the legal and financial relationships among said Restricted Subsidiaries and consolidating the operations of said Restricted Subsidiaries, which efficiencies will accrue to the benefit of all Restricted Subsidiaries involved in said reorganization and restructuring;

         WHEREAS, the foregoing restructuring will involve (i) transferring assets or real property or equipment having a fair market value or book value in excess of $1M to certain of the New Guarantors, (ii) making an investment in certain of the New Guarantors in excess of $1M, (iii) providing of a guarantee under the Senior Credit Facility by the New Guarantors and (iv) merging certain Subsidiary Guarantors into another Subsidiary Guarantor (the "Proposed Actions");

         WHEREAS, Section 10.02 and 10.04 of the 1998 Indenture provides that the undertaking of the Proposed Actions requires (i) the execution by the New Guarantors of this Fifth Supplemental Indenture whereby said New Guarantors agree to be bound by the terms of the 1998 Indenture as applicable to a Subsidiary Guarantor and (ii) the execution by the New Guarantors of a Subsidiary Guarantee in the form prescribed by the 1998 Indenture;

         WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors and the board of directors of each of the New Guarantors has authorized this Fifth Supplemental Indenture and the execution of a Subsidiary Guarantee; and

         WHEREAS, all conditions and requirements necessary to make this Fifth Supplemental Indenture valid and binding upon the Company, the Subsidiary Guarantors and the New Guarantors and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:

         SECTION 1. Certain Terms Defined in the 1998 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 1998 Indenture.

         SECTION 2. Additional Guarantors; Subsidiary Guarantee.

                  Section 2.1. The New Guarantors, by execution and delivery of this Fifth Supplemental Indenture, hereby agree to be bound by the terms of the 1998 Indenture as a Subsidiary Guarantor.

                  Section 2.2 Attached hereto as Exhibit A is a Subsidiary Guaranty of the New Guarantors in the form prescribed by the 1998 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company in accordance with the terms of the Subsidiary Guaranty.

         SECTION 3. Merger and Succession of Subsidiary Guarantors. In accordance with Section 10.04, Parker Drilling U.S.A., Ltd., a Nevada corporation ("PDUSA"), and Parker Drilling Company Limited, an Oklahoma corporation ("PDCL"), have merged into Parker Drilling Offshore Corporation, a Nevada corporation, the latter of which is a Subsidiary Guarantor, and Quail Tools, L.L.P. has converted into Quail Tools, L.P., the latter of which has assumed the covenants and agreements of Quail Tools, L.L.P. by executing this Second Supplemental Indenture as a New Guarantor and by executing the Subsidiary Guarantee attached hereto as Exhibit A.

         SECTION 4. Effectiveness. This Fifth Supplemental Indenture shall become effective upon:

                (a) the execution and delivery of this Fifth Supplemental
                    Indenture by the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee; and

                (b) the delivery by the Company to the Trustee of the Opinion of
                    Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the 1998 Indenture and addressing the matters required pursuant to such sections.

         SECTION 5. Particular Representations and Covenants.

                           Section 5.1. Authority. The Company, the Subsidiary
                  Guarantors and the New Guarantors are duly authorized to execute and deliver this Fifth Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this Fifth Supplemental Indenture has been duly and effectively taken.

                           Section 5.2. Correctness of Recitals. The Company and
                  the Subsidiary Guarantors and the New Guarantors represent and warrant that all recitals and statements in this Fifth Supplemental Indenture are true and correct.

         SECTION 6. Concerning the Trustee.

                           Section 6.1 Acceptance of Trusts. The Trustee accepts
                  the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                           Section 6.2 Responsibility for Recitals. The recitals
                  and statements contained in this Fifth Supplemental Indenture shall be taken as recitals and statements of the Company, the Subsidiary Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 7. Miscellaneous Provisions.

                           Section 7.1 Counterparts. This Fifth Supplemental
                  Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                           Section 7.2 Compliance with Trust Indenture Act. This
                  Fifth Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                           Section 7.3 Headings. The section headings herein are
                  for convenience only and shall not affect the construction hereof.

                           Section 7.4 Binding Effect. All covenants and
                  agreements in this Fifth Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                           Section 7.5 Governing Law. The internal laws of the
                  State of New York shall govern and be used to construe this Fifth Supplemental Indenture.

                           Section 7.6 Continuation of 1998 Indenture. Except as
                  amended by this Fifth Supplemental Indenture, the terms and conditions of the 1998 Indenture shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

                               PARKER DRILLING COMPANY


                               By:
                                  ----------------------------------------------
                               Name:   James W. Whalen
                               Title:  Sr. Vice President-Finance and
                                       Chief Financial Officer


                               JPMORGAN CHASE BANK, as Trustee


                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                               SUBSIDIARY GUARANTORS:

                               Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                               Choctaw International Rig Corp.
                               Parker Drilling Company of New Guinea, Inc.
                               Parker Drilling Company North America, Inc.
                               Parker-VSE, Inc.  (formerly Vance Systems
                                    Engineering, Inc.)
                               DGH, Inc.
                               Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                                    Limited)
                               Parker Technology, Inc.
                               Parker Drilling Offshore Corporation (formerly
                                    Hercules Offshore Corporation)
                               Parker Drilling Offshore International, Inc.
                               Anachoreta, Inc.
                               Pardril, Inc.
                               Parker Aviation, Inc.
                               Parker Drilling (Kazakhstan), Ltd.
                               Parker Drilling Company of Niger
                               Parker North America Operations, Inc.
                               Selective Drilling Corporation
                               Universal Rig Service Corp.

                               Creek International Rig Corp.
                               International Equipment Leasing Company


                               By:
                                  ----------------------------------------------
                               Name:  David W. Tucker
                               Its:   Vice President & Treasurer


                               Parker Technology, L.L.C.


                               By:
                                  ----------------------------------------------
                               Name:  David W. Tucker
                               Its:   Vice President & Manager


                               Parker Drilling Offshore USA, L.L.C. (formerly Mallard Bay Drilling, L.L.C.)


                               By:
                                  ----------------------------------------------
                               Name:  David W. Tucker
                               Its:   Treasurer & Manager


                               Parker Drilling Management Services, Inc.


                               By:
                                  ----------------------------------------------
                               Name:  David W. Tucker
                               Its:   President


                               Parker Drilling Company of Colombia Limited


                               By:
                                  ----------------------------------------------
                               Name:  Theophile Begnaud
                               Its:   Vice President


                               NEW GUARANTORS:

                               Parker Tools, LLC

                               By:
                                  ----------------------------------------------
                               Name:  Tom Junk
                               Its:   President and Manager

                               Quail USA, LLC


                               By:
                                  ----------------------------------------------
                               Name:  W. Kirk Brassfield
                               Its:   President and Manager


                               Parker USA Resources, LLC


                               By:
                                  ----------------------------------------------
                               Name:  Tom Junk
                               Its:   President and Manager


                               Parker Management Resources, L.P.


                               By:
                                  ----------------------------------------------
                               Name:   David W. Tucker
                               Title:  President of its General Partner, Parker
                                       Drilling Management Services, Inc.


                               Parker Offshore Resources, L.P.


                               By:
                                  ----------------------------------------------
                               Name:   David W. Tucker
                               Title:  President of its General Partner, Parker
                                       Drilling Management Services, Inc.


                               Quail Tools, L.P.


                               By:
                                  ----------------------------------------------
                               Name:   W. Kirk Brassfield
                               Title:  President of its General Partner, Quail
                                       USA, LLC

                                                                     Exhibit "A"

                              SUBSIDIARY GUARANTEE

         This Subsidiary Guarantee is hereby executed as of the ___ day of , 2003, by the each of the undersigned Restricted Subsidiaries. Terms not defined herein shall have the meanings as set forth in the 1998 Indenture (as described below).

                                    RECITALS:

WHEREAS, in connection with the restructuring and reorganization of certain subsidiaries of the Company each of the undersigned Restricted Subsidiaries has received property having a value in excess of $1 million from the Company or another Restricted Subsidiary; and

WHEREAS, pursuant to Section 10.02(a) of the Indenture dated March 11, 1998, (as heretofore amended or supplemented, the "1998 Indenture") by and between Parker Drilling Company (the "Company"), the Restricted Subsidiaries which are already Subsidiary Guarantors, and JPMorgan Chase Bank, as Trustee, pursuant to which the Company has issued its 9 3/4% Senior Notes due 2006 (the "Notes"), it is a requirement that each of the undersigned Restricted Subsidiaries execute a supplemental indenture agreeing to be bound by the terms of the 1998 Indenture and to execute a Subsidiary Guarantee in accordance with the terms of the 1998 Indenture; and

WHEREAS, each of the undersigned Restricted Subsidiaries has executed the Fifth Supplemental Indenture to the 1998 Indenture pursuant to which it agrees to be a Subsidiary Guarantor thereof and to execute a Subsidiary Guarantee;

NOW, THEREFORE:

Each of the undersigned Restricted Subsidiaries jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the 1998 Indenture, the Notes or the obligations of the Company under the 1998 Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the 1998 Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the 1998 Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of and Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section
6.02 of the 1998 Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the 1998 Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the 1998 Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the 1998 Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the 1998

Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such 1998 Indenture for the precise terms of the Subsidiary Guarantee therein made.


                                     Parker Tools, LLC


                                     By:
                                        ----------------------------------------
                                     Name:  Tom Junk
                                     Its:   President and Manager


                                     Quail USA, LLC


                                     By:
                                        ----------------------------------------
                                     Name:  W. Kirk Brassfield
                                     Its:   President and Manager


                                     Parker USA Resources, LLC


                                     By:
                                        ----------------------------------------
                                     Name:  Tom Junk
                                     Its:   President and Manager


                                     Parker Management Resources, L.P.


                                     By:
                                        ----------------------------------------
                                     Name:   David W. Tucker
                                     Title:  President of its General Partner,
                                             Parker Drilling Management
                                             Services, Inc.


                                     Parker Offshore Resources, L.P.


                                     By:
                                        ----------------------------------------
                                     Name:   David W. Tucker
                                     Title:  President of its General Partner,
                                             Parker Drilling Management
                                             Services, Inc.


                                     Quail Tools, L.P.


                                     By:
                                        ----------------------------------------
                                     Name:   W. Kirk Brassfield
                                     Title:  President of its General Partner,
                                             Quail USA, LLC


                                      A-2